5/13/96	8/18/89
5/24/96	8/25/92
5/31/96	4/26/95
6/06/96	1/19/96

OFFICE/WAREHOUSE LEASE

    THIS INDENTURE of lease, dated this 10th day of June, 1996, by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company, owner of the Office/Warehouse Complex (as hereinafter defined), hereinafter referred to as "Lessor," and FARGO ELECTRONICS, [NC., a Minnesota corporation, hereinafter referred to as "Lessee."

WITNESSETH:

    That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the floor plan attached hereto and made a part hereof as Exhibit A, located in the Office/Warehouse Complex known and described as Flying Cloud Business Centre located at 6601 Flying Cloud Drive, Eden Prairie, MN 55344. The aforesaid space. leased and let unto Lessee is hereinafter referred to as the "Premises"; and the land (including all easement areas appurtenant thereto) upon which the building or buildings of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office/Warehouse Complex."

    TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term commencing on the earlier of (a) the fifteenth day of September, 1996, or (b) the date 65 days after written notice from Lessor to Lessee that the Base Building and Tenant Improvements required to be performed herein by Lessor will be completed, and ending an the fourteenth day of September, 2001, unless sooner terminated, in the manner provided hereinafter, to be occupied and used by Lessee for office/warehouse/manufacturing purposes (all to the extent allowed by law) and for no other purpose, subject to the covenants and agreements hereinafter contained.

    ARTICLE I.  BASE RENT:  In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at 700 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 or at such other place as Lessor from time to time may designate in writing, an annual rental of Two Hundred Ninety-One Thousand Two Hundred Thirteen and 00/100 Dollars ($291,213.00), sometimes hereinafter referred to as the "Base Rent," payable monthly, in advance, in equal installments of Twenty-Four Thousand Two Hundred Sixty-Seven and 75/100 Dollars ($24,267.75), commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

    ARTICLE II.  ADDITIONAL RENT:  In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II.

    For purposes of this Article II, the parties hereto agree upon the following definitions:

A.
The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

B.
The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office/Warehouse Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes, and installments of special assessments, including interest thereon, relating to the Property and Office/Warehouse Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office/Warehouse Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office/Warehouse Complex as a result of Lessor's ownership of the Property or Office/Warehouse Complex, and payable during the respective Lease Year. It shall not include any income tax, estate tax, or inheritance tax.

C.
The term "Excess Real Estate Taxes" for an applicable Lease Year shall mean the amount of Real Estate Taxes payable during such applicable Lease Year in excess of the sum of $-0-.

D.
The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and Office/Warehouse Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas, and other utility charges, fuel, lighting, window washing, exterior common area janitorial services, exterior common area trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance of the Property and Office/Warehouse Complex (but only for the portion of their time allocable to work related to the Office/Warehouse Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and Office/Warehouse Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and Office/ Warehouse Complex, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor, its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees properly apportioned for the time allocable to work related to the Office/Warehouse Complex), all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office/Warehouse Complex, reasonable attorney's fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office/warehouse complex and not specifically set forth herein, including reasonable management fees. The term "Operating Expenses" shall not include any capital improvement to the Office/Warehouse Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, depreciation allowance or expense, nor any of the following:

1.
Cost of products and services otherwise includable in Operating Expenses but which represent an amount paid to Lessor or an affiliate of Lessor or an affiliate of any partner or shareholder of Lessor or its affiliates, to the extent the same is in excess of the fair market value of said items (excluding management fees);

2.
Any management fee to Lessor or a third party or any costs of services generally included in a property management fee aggregating in excess of 4% of gross rental income from tenants in the Office/Warehouse Complex; provided, however, the minimum management fee shall be 3% of gross rental income and any amount in excess thereof up to 4% of gross rental income shall only be charged if such charge is a reasonable fair market charge for such services.

    Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office/Warehouse Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations, or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis: provided, however, the annual amount added to Operating Expenses for equipment or improvements or alterations for the purpose of reducing energy costs, maintenance costs, or other Operating Expenses, shall not exceed Lessor's reasonable estimate of the annual actual savings which have resulted from such installation, improvement or alteration. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Office/Warehouse Complex is from time to time subject in connection with operations of the Property and Office/Warehouse Complex.

E.
The term "Excess Operating Expenses" shall mean the amount of Operating Expenses for any applicable Lease Year in excess of the sum of $-0-.

F.
The term "Lessee's Pro Rata Share of Excess Real Estate Taxes" shall mean twenty-eight and 31/100ths percent (28.31%) of the Excess Real Estate Taxes for the applicable Lease Year, and the term "Lessee's Pro Rata Share of Excess Operating Expenses" shall mean twenty-eight and 31/100ths percent (28.31%) of the Excess Operating Expenses for the applicable Lease Year. Said percentages have been agreed upon by the parties hereto after due consideration of the rentable area of the Premises compared to the rentable area of the Office/Warehouse Complex; provided, however, Lessee's above percentages for Lessee's Pro Rata Share of Excess Operating Expenses and for Lessee's Pro Rata Share of Excess Real Estate Taxes shall be amended for each Lease Year to the percentage which the average rentable area of the Premises bears to the total average rentable area of the Office/ Warehouse Complex for such Lease Year. Rentable area shall in no event include basement storage space or garage space.

G.
Anything herein to the contrary notwithstanding, it is agreed that in the event the Office/Warehouse Complex is not fully occupied during any Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the management fee portion of Operating Expenses for such year so that the management fee portion of Operating Expenses shall be adjusted to the amount that would have been incurred had the Office/Warehouse Complex been fully occupied (with unoccupied space calculated at the average rate occupying tenants are paying) during such year. Operating Expenses for the first Lease Year shall be calculated on a partial year basis only commencing on the commencement date of this Lease.

  As to the Lease Year during which the term of this Lease commences, Lessor's estimated amount of Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessor's estimated amount of Lessee's Pro Rata Share of Excess Operating Expenses (based upon the estimated number of months of the term within such initial Lease Year) shall be the following sums:

    Lessee's Pro Rata Share of Excess Real Estate Taxes $6,737

    Lessee's Pro Rata Share of Excess Operating Expenses $9,263

    As to each Lease Year after the initial Lease Year, Lessor shall estimate for each such Lease Year (i) the total amount of Excess Real Estate Taxes; (ii) the total amount of Excess Operating Expenses; (iii) Lessee's Pro Rata Share of Excess Real Estate Taxes; (iv) Lessee's Pro Rata Share of Excess Operating Expenses; (v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessee's Pro Rata Share of Excess Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at Lessee's address designated pursuant to Article XVII(C).

    Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Excess Real Estate Taxes for each Lease Year and Lessee's Pro Rata Share of Excess Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

    From time to time during any applicable Lease Year, Lessor may reestimate the amount of Excess Real Estate Taxes and Excess Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such reestimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the reestimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

    Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Excess Real Estate Taxes and Excess Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within ten (10) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Excess Real Estate Taxes or its Pro Rata Share of Excess Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Excess Real Estate Taxes and Lessee's Pro Rata Share of Excess Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article II shall be adjusted accordingly.

    Further, Lessee shall pay, also as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office/Warehouse Complex is located or any political subdivision thereof. against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income taxes of Lessor.

    ARTICLE III.  OVERDUE AMOUNTS—RENT INDEPENDENT:  Any installment of Base Rent, Additional Rent, or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of twelve percent (12%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained.

    ARTICLE IV.  POSSESSION OF PREMISES:  If Lessor shall be unable to give possession of the Premises on the date of the commencement of the term because the construction of the Office/ Warehouse Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date. UndS said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier, and failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder, nor shall the same be construed in any way to extend the expiration date of the term. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

    The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Office/Warehouse Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice, except as to latent defects.

    ARTICLE V.  SERVICES:

A.
All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

B.
Subject to Article II hereof, Lessor shall provide maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor, provided. however, Lessor shall not be liable to Lessee for the failure of any tenant, its invitees. employees, agents, and customers to abide by Lessor's designations or restrictions. Notwithstanding the above, Lessor shall use reasonable effort to enforce such designations or restrictions but shall not be required to terminate any leases or to commence any legal action against any party in respect thereto.

C.
Lessee shall provide all cleaning and janitorial services required in respect to the Premises.

    No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority.

    ARTICLE VI.  USE:  The Premises shall be used for office/warehouse/manufacturing purposes, and for carrying on such activities as may be incidental thereto; provided, however, Lessee may not use or occupy the Premises, or knowingly permit the Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy or permit affecting the same, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any part thereof, substantially to diminish (reasonable wear and tear excepted) or which would constitute a private or public nuisance or waste, and Lessee agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

    ARTICLE VII.  CERTAIN RIGHTS RESERVED BY LESSOR:  Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

A.
To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office/Warehouse Complex and in any common corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

B.
To reasonably designate, limit, restrict and control any service in or to the Office/Warehouse Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Office/ Warehouse Complex.

C.
To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes, or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or like items.

D.
To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office/Warehouse Complex, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Office/Warehouse Complex and to interrupt or temporarily suspend services and facilities.

E.
Lessee shall not overload the floor or structural components of the Office/Warehouse Complex.

    ARTICLE VIII.  ALTERATIONS AND IMPROVEMENTS:  Lessee shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") in excess of $25,000 in the aggregate in any twelve-month period or which modifies the electrical (other than production machinery and equipment changes and lighting, provided such changes in lighting do not adversely affect usability as an office/warehouse), mechanical, or structural aspects of the Office/ Warehouse Complex or the roof of the Office/Warehouse Complex without Lessor's prior written consent. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office/Warehouse Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and an indemnification in such form and amount as may be reasonably satisfactory to Lessor and a performance bond executed by a commercial surety reasonably satisfactory to Lessor, and in an amount equal to the Work and the payment of all liens for labor and material arising therefrom. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and shall be done in accordance with good architectural and engineering practice. All work done by Lessee, its agents, employees, or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge for Lessor's engineering time), and also the cost of painting, restoring, or repairing the Premises and the Office/ Warehouse Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits and full and final waivers of liens, and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any alterations, modifications, improvements, additions, or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office/Warehouse Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee to remove any improvements, additions or installation installed by Lessee in the Premises at Lessee's sole cost and expense, and repair or restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Lessee shall remove shall be those specified in such notice. At the time approval is requested or granted or at the time Lessee requests Lessor to make a designation pursuant to the provisions hereof, as to any specific change or alteration, Lessor shall designate which portion of such change or alteration shall be removed, repaired and restored at termination of this Lease and which portion may be surrendered at termination of this Lease without removal, repair and restoration and Lessor shall not be arbitrary or capricious in respect to any such designation. If no designation is made at the time approval or designation is requested or granted, Lessee shall not be required to remove and shall not remove the items covered by such request or grant. Further, in respect to items as to which no specific written approval is requested or granted, Lessor may require, upon termination of this Lease, the removal (and repair of resulting damage) of any such applicable improvement, alteration, addition or installation installed in the Premises.

    ARTICLE IX.  REPAIRS:  Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and insured damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Office/Warehouse Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by Lessor. All uninsured damage or injury to the Premises, or to the Office/Warehouse Complex caused by Lessee moving furniture, fixtures, equipment, or other devices in or out of the Premises or Office/Warehouse Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Lessee, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cast and expense to the reasonable satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work.

    Lessor or its employees, or agents, shall have the right to enter the Premises at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering, or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, alterations or improvements which are the obligation of Lessee.

    Lessee and Lessor shall cooperate to arrange for a joint inspection of the Premises prior to Lessee's vacation of the Premises.

    ARTICLE X.  INSURANCE:  Lessor shall keep the Office/Warehouse Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

(a)
loss or damage by fire; and

(b)
such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar In construction, general location, use, occupancy and design to the Office/Warehouse Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Lessor, providing such additional coverage is obtainable and providing such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office/Warehouse Complex.

    Lessor agrees that such policy or policies of insurance shall contain a waiver of subrogation clause as to Lessee and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Office/Warehouse Complex or Lessor's business therein occasioned by fire or other casualty, which such claim or demand may arise because of the negligence or fault of Lessee, its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss; provided, however, Lessor does not release or waive any rights against Lessee, or discharge Lessee from any claims, losses or expenses arising out of intentional acts of Lessee or violations by Lessee or its agents, contractors, or employees of any environmental covenant herein or of any laws relating to the environment or hazardous materials. Notwithstanding the foregoing, Lessee shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Office/ Warehouse Complex if such damage or destruction is occasioned by the negligence or fault of Lessee, its agents or employees. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof.

    Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon, or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

(a)
loss or damage by fire; and

(b)
such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office/Warehouse Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Lessee may deem appropriate or necessary.

    Lessee agrees that such policy or policies of insurance shall contain a waiver of subrogation clause as to Lessor and Lessee waives, releases and discharges Lessor from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property, and business of Lessee occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault (other than intentional acts) of Lessor, its agents, employees, subcontractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

    Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office/Warehouse Complex, such insurance to afford protection to Lessor and its managing agent.

    Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) single limit coverage on an occurrence basis. Such policies of insurance shall be written in companies with Best's ratings of A-:X or better, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. At such time as insurance limits required of tenants in Office/Warehouse buildings in the area in which the Office/Warehouse Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor.

    Subject to the releases and waivers provided herein, Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office/Warehouse Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

    Subject to the releases and waivers provided for herein, Lessor agrees to indemnify and save Lessee harmless against and from any losses, damages, claims and expenses, including attorneys fees, arising from any breach, inaccuracy or default by Lessor in any of its warranties, representations and covenants under this Lease or arising from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessor in the performance of any covenants or agreement on the part of Lessor to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessor or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessor, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office/Warehouse Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee.

    Lessee agrees, to the extent not expressly prohibited by law, that Lessor, its agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office/Warehouse Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office/Warehouse Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Lessor, its agents, employees or servants, or any tenant or occupant of the Building or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost. steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office/Warehouse Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

    Anything herein to the contrary notwithstanding, in the event any damage to the Office/Warehouse Complex results from any act or omission of Lessee, its agents, employees or invitees, and all or any portion of Lessor's loss is "deductible," Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Office/Warehouse Complex or on the Premises belonging to Lessee, its agents, employees. invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof and Lessee agrees to defend and hold Lessor, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

    ARTICLE XI.  ASSIGNMENT AND SUBLETTING:  Lessee shall not, without the prior written consent of Lessor, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant, its agents and employees. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of its intention from, on and after a stated date (which shall not be less than ten [10] business days after date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. Lessor shall either consent to such proposed sublease or assignment or refuse to consent in writing on or before the date ten (10) days after receipt of Lessee's notice and the aforementioned information. Failure of Lessor to indicate its consent or refusal to consent within such ten (10) day period shall constitute a consent to such sublease or assignment, subject to the other conditions of this Article XI other than Lessor's consent.

    Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice, provided, however, that in the: event Lessor consents to any such assignment or subletting, and as a condition thereto, except as to the first 30% of the rentable area of the Premises sublet or assigned, Lessee shall pay to Lessor ninety percent (90%) of all profit (after deduction for costs of commissions and tenant improvements) derived' by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

    Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof The percentage of Lessee's profit due Lessor hereunder shall be paid to Lessor within five (5) days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

    For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership, or, if Lessee is a corporation, any transfer of any or all of the shares of stock of Lessee by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this Article XI, except this sentence shall not apply if Lessee provides to Lessor evidence reasonably satisfactory to Lessor that there is no material reduction in the "net worth" of Lessee in connection with such transfer.

    Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article as to any subsequent assignment or subletting.

    Anything herein to the contrary notwithstanding, Lessee shall have the right to assign or sublease the Premises to any U.S. entity or any U.S. person or entity which is an entity or person controlled (directly or indirectly) by Lessee or to an entity or person controlling at least 50% of the voting interest of Lessee or to an entity or person with whom Lessee merges in a statutory merger or to whom substantially all of the assets of Lessee are transferred, without the consent of Lessor, subject to the other provisions of Article XI. Such assignment or subletting shall be subject to the following conditions:

  (a)
  Lessee shall deliver to Lessor an executed copy of each complete sublease or assignment within ten (10) business days after the execution thereof;

  (b)
  That nothing herein contained or contained in the sublease or assignment shall relieve Lessee or any guarantor or surety of Lessee's obligations of their obligations under this Lease agreement and any applicable guarantees and Lessee shall remain liable for the payment of all rent and the performance of all terms and conditions in this Lease contained on Lessee's part to be paid or performed;

  (c)
  That any sublease shall be subject to the terms, covenants and conditions of this Lease and any assignee shall assume, in writing, for the benefit of Lessor, all obligations of this Lease agreement and the form of said assumption shall be subject to the reasonable approval of Lessor;

  (d)
  Subsequent to any assignment, Lessor need not consent to any action, amendment or modification of this Lease unless the initial Lessee and all prior assignees and guarantors consent to such amendment or modification and confirm their continuing liability as Lessee under the Lease as amended or modified.

    Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article XI shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorney's fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

    Notwithstanding anything to the contrary in this Lease, Lessee shall not without first receiving Lessor's prior written consent assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office/Warehouse Complex or any building on property contiguous to the Office/Warehouse Complex owned by Lessor under the Lease. Lessor's consent may be withheld in Lessor's sole discretion except Lessor shall not withhold consent by reason of this paragraph if the proposed tenant's rentable area requirements cannot be met by Lessor and can be met by Lessee.

    ARTICLE XII.  DAMAGE BY FIRE OR OTHER CASUALTY:  If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Office/Warehouse Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty (120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent (Base Rent and Additional Rent) for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office/Warehouse Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

    If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

    In the event that more than fifty percent(50%) of the value of the Office/Warehouse Complex is damaged or destroyed by fire or other casualty, and irrespective of whether the Office/Warehouse Complex or Premises can be made tenantable within one hundred twenty (120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee.

    If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office/Warehouse Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office/Warehouse Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Office/Warehouse Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee at Lessee's expense; provided, however, this sentence shall not apply to any improvements listed in Exhibit D.

    In the event of a termination of this Lease pursuant to this Article, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

    ARTICLE XIII. EMINENT DOMAIN:  If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Lessee's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor its interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office/Warehouse Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee, mailed within sixty (60) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Lessee's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings. Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot in Lessee's reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause (ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Office/Warehouse Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

    Anything in this Article XIII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Anything in this Article XIII to the contrary notwithstanding, in the event of a partial condemnation of the Office/Warehouse Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office/Warehouse Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

    ARTICLE XIV. SURRENDER OF PREMISES:  On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property of Lessee from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such remoyal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and uninsured damage from fire and other casualty excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All alterations, additions and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises, shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof If the Premises be not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of combinations on any vaults, locks and safes left on the Premises.

    In the event Lessee remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Lessor's written consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-tomonth tenancy, except that the Base Rent shall be escalated to Lessor's then current base rent for the Premises according to Lessor's then current rental rate schedule for prospective tenants. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy an amount equal to double the Base Rent and Additional Rent (on a daily basis) then currently being charged by Lessor on new leases in the Office/Warehouse Complex for space similar to the Premises.

    ARTICLE XV. DEFAULT OF LESSEE:  All rights and remedies of Lessor herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach of Lessee of any provision of this Lease. The failure of Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Lessor of rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such rent paid) shall not be deemed a waiver of such breach, and no waiver by Lessor of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies in this Lease provided, Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

    Subject to laws relating to bankruptcy, if, during the term of this Lease or any renewal term, (i) Lessee shall make an assignment for the benefit of creditors, or (ii) a voluntary petition be filed by Lessee under any law having for its purpose the adjudication of Lessee a bankrupt, or Lessee be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, or (iii) a receiver be appointed for the property of Lessee by reason of the insolvency of Lessee, or (iv) any department of the State or Federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Lessee by reason of the insolvency of Lessee, the occurrence of any of such contingencies shall be deemed a breach of this Lease and this Lease shall ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day fixed for the expiration of the initial term of this Lease or any renewal term. as the case may be, had occurred, and Lessee will then quit and surrender the Premises, but Lessee shall remain liable as hereinafter provided. As used in this paragraph, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease.

    If, during the initial term of this Lease or any renewal term, (i) Lessee shall default in fulfilling any of the covenants, obligations, or agreements of this Lease (other than the covenants for the payment of rent payable by Lessee hereunder), or (ii) this Lease, without the prior written consent of Lessor or except as expressly permitted, shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, Lessor may give Lessee notice of such default or the happening of any contingency in this paragraph referred to and, if at the expiration of thirty (30) days after service of such notice the default or contingency upon which said notice was based shall continue to exist, or in the event of a default or contingency which cannot with due diligence be cured within a period of thirty (30) days, if Lessee fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with diligence within thirty [30] days, the time within which Lessee is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), Lessor, at its option, may terminate this Lease and upon such termination Lessee will quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided.

    If Lessee defaults in any payment of the rent expressly reserved hereunder, or any part of the same and such default shall continue for ten (10) days after written notice thereof by Lessor, or if Lessee shall make default in the payment of any item or any charge required to be paid by Lessee hereunder, or any part of the same and such default shall continue for ten (10) days after written notice thereof by Lessor, Lessor or Lessor's agent or servant may immediately or at any time thereafter terminate this Lease, and upon such termination for failure to pay such rent, item, or charge, or if this Lease shall terminate by reason of the insolvency of Lessee, as set forth above, Lessor or Lessor's agent or servant may re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution, or damage therefor and repossess and enjoy the Premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Lessee during the full term of this Lease. Upon termination of this Lease or expiration of Lessee's right to occupy the Premises by reason of the happening of any of the foregoing events, or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this Lease on the part of Lessee, Lessor may. at its option, at any time and from time to time relet the Premises or any part or parts thereof, for the account of Lessee or otherwise, and receive and collect the rent therefor, applying the same first to the payment of such expenses as Lessor may have incurred in recovering possession of the Premises, including attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Lessor deems necessary or desirable and all other expenses, commissions and charges paid, assumed or incurred by Lessor in or about reletting the Premises and then to the fulfillment of the covenants of Lessee hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any exercised renewal term of this Lease, as originally granted, or for a longer or shorter period; Lessor shall have the right to change the character and use made of the Premises, and Lessor shall not be required to accept any substitute tenant offered by Lessee or to observe any instructions given by Lessee about reletting. In any such case, and whether or not the Premises or any part thereof be relet, Lessee shall pay to Lessor the Base Rent and all Additional Rent and other charges required to be paid by Lessee up to the later of the time of such termination of the Lease or of such recovery of possession of the Premises by Lessor, as the case may be, and thereafter, except in a case in which liability of Lessee as hereinafter provided, arises by reason of the happening of the insolvency of Lessee, Lessee covenants and agrees, if required by Lessor, to pay to Lessor (monthly) until the end of the term of this Lease, including any exercised renewal term, the equivalent of the amount of all rent reserved hereunder, and all other charges required to be paid by Lessee, less the net proceeds of reletting, if any. Lessor shall have the election at any time in place of and instead of holding Lessee so liable for subsequent periods forthwith to recover against Lessee as damages for loss of the bargain and not as a penalty, an aggregate sum which at such time represents the then present worth of the excess, if any, of the aggregate of the rent and all other charges payable by Lessee hereunder that would have accrued for the balance of the term, including any exercised renewal term, over the then present worth of the fair market rents and all other charges (less the costs of anticipated leasing commissions and tenant improvements) for the Premises for the balance of such term.

    If this Lease shall terminate by reason of the bankruptcy or insolvency of Lessee, as above set forth, Lessor shall be entitled, notwithstanding any other provisions of this Lease or any present or future law, to recover from Lessee or Lessee's estate (in lieu of the equivalent of the amount of all rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the then present worth of the aggregate of the rent and other charges payable by Lessee hereunder that would have accrued for the balance of the term including any exercised renewal term, over the then present worth of the fair market rents and all other charges for the Premises for the balance of the term including any exercised renewal term, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved. In such case, Lessor shall be entitled to prove, as and for liquidated damages, by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under such statute or rule of law. Nothing herein contained shall limit or prejudice Lessor's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then present worth of the rent and all other charges reserved herein over the then present worth of the fair market rents and all other charges referred to above.

    Lessee shall pay, upon demand, all of Lessor's costs, charges and expenses, including reasonable attorney's fees and fees of agents and others retained by Lessor, incident to the enforcement of Lessee's obligations hereunder or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor without Lessor's fault to become involved or concerned, including a fee of Ten and 00/100 Dollars ($10.00) for any default notice given by Lessor to Lessee.

    ARTICLE XVI. SUBORDINATION:  This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office/Warehouse Complex, the Property, or any portion thereof by Lessor, its successors or assigns, and to amendments, replacements, renewals and extensions thereof Lessee agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease. as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and the payment of other charges to be paid by Lessee under this Lease, and the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee, or their successors or assigns shall be interfered with.

    The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XVI, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease and Lessee shall execute such attornment agreement as may be reasonably requested by said holder.

    Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by way of a notice of assignment of lease or otherwise) of its address, Lessee shall give such mortgagee, ground lessor or trust deed holder, or other secured party ("Mortgagee") simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

    ARTICLE XVII. MISCELLANEOUS:

A.
Lessee represents that Lessee has dealt directly with and only with Welsh Companies, acting through Fred Hedberg, and Koll, acting through Jon Yanta, as brokers, in connection with this Lease and that insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith.

B.
Lessee agrees from time to time upon not less than ten (10) days prior written request by Lessor to deliver to Lessor a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the date to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Office/Warehouse Complex.

C.
All notices, demands and requests shall be in writing, and shall be effectively served in any of the following manners:

(i)
If addressed to Lessee:

By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Lessee at:
Fargo Electronics, Inc. 7901 Flying Cloud Drive, Suite 300 Eden Prairie, MN 55344 Attn: Jeffrey D. Upin
or at such other address as Lessee may hereafter designate by written notice to Lessor, in which case said notice shall be effective at the time of mailing such notice.

  (ii)
  If addressed to Lessor:
By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Lessor at:
Opus Northwest, L.L.C. 9900 Bren Road East, Suite 700 Mmnnetonka, MN 55343 Attn: Law Department
or at such other address as Lessor may hereafter designate by written notice to Lessee, in which case said notice shall be effective at the time of mailing such notice.
D.
All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

E.
Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease.

F.
The covenants and agreements herein contained shall bind and inure to the benefit of Lessor, its successors and assigns, and Lessee and its permitted successors and assigns.

G.
If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

H.
Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office/Warehouse Complex and Lessee further covenants that it will not abandon the Premises during the term of this Lease.

I.
The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office/Warehouse Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

    In the event of a sale or conveyance by Lessor of the Office/Warehouse Complex or any part of the Office/Warehouse Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

J.
The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

K.
All preliminary negotiations are merged into and incorporated in this Lease.

L.
This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

M.
Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Office/Warehouse Complex, subject to the rights of Lessee in the Premises, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office/Warehouse Complex and the other tenancies, premises and buildings included in the Office/Warehouse Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office/Warehouse Complex, and to change the name, address, number or designation by which the Office/Warehouse Complex is commonly known. No implied easements are granted by this Lease. Lessor shall in no event be liable for any lack of security in respect to the Office/Warehouse Complex.

N.
Lessee shall permit Lessor (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office/Warehouse Complex.

O.
Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

P.
Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office/ Warehouse Complex attached hereto as Exhibit B and made a part hereof, with respect to the safety, care and cleanliness of the Premises and the Office/Warehouse Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe, and comply with any reasonable changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office/Warehouse Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office/Warehouse Complex to comply with such Building Rules and Regulations; provided, however, Lessor shall use reasonable effort to enforce such rules. In no event shall Lessor be required to bring any action against such other tenant or terminate any lease.

Q.
All rights and occupancy of Lessee herein shall be subject to all governmental laws, ordinances and regulations, and Lessee shall comply with the same.

R.
All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

S.
Lessee agrees to look solely to Lessor's interest in the Office/Warehouse Complex for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

T.
Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

U.
This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

    ARTICLE XVIII. MISCELLANEOUS TAXES:  Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property. Lessee shall have the right to contest such taxes so long as Lessor is not put at any risk of loss in respect thereto. Lessee shall, if required to avoid risk to Lessor, pay such taxes under protest or provide to Lessor security against loss reasonably acceptable to Lessor.

    ARTICLE XIX. OTHER PROVISIONS:  The following are made a part hereof, with the same force and effect as if specifically set forth herein:

1.	Floor Plan—Exhibit A.
2.	Building Rules and Regulations—Exhibit B.
3.	Rider to Lease—Exhibit C. The provisions of this Rider shall control over any conflicting provisions of this Lease, but such Rider shall be read to the extent reasonable in a manner consistent with the provisions of this Lease.
4.	Tenant Improvement Outline Specifications—Exhibit D.
5.	Tenant Improvement Outline Plans—Exhibit E.
6.	Tenant Sign Criteria—Exhibit F.
7.	Expansion Space Outline Specifications—Exhibit G.
8.	Exclusive Parking Spaces for Lessee—Exhibit H.
9.	Supervalu/Planmark Exclusive Parking—Exhibit I.

    IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

OPUS NORTHWEST, L.L.C.	FARGO ELECTRONICS, INC.
(LESSOR)	(LESSEE)
By /s/ MARK RAUENHORST	By /s/ ROBERT CUMMINS

Its President	Its President

[Omitted—Exhibit A—drawing of leased premises]

EXHIBIT B
BUILDING RULES AND REGULATIONS

    1.  Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Office/Warehouse Complex, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Lessor's approval which may be withheld in Lessor's sole discretion. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

    2.  No awning or other projection shall be attached to the outside walls of the Office/Warehouse Complex. No curtains, blinds, shades or screens visible from the exterior of the Office/Warehouse Complex or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

    3.  Lessee, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Office/Warehouse Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Office/Warehouse Complex corridors or from the exterior of the Office/Warehouse Complex and will promptly remove any such objects upon notice from Lessor.

    4.  Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Office/ Warehouse Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Office/Warehouse Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Office/Warehouse Complex.

    5.  Lessee shall not waste electricity, water or air conditioning furnished by Lessor, if any, and shall cooperate fully with Lessor to insure the most effective operation of the Office/Warehouse Complex's heating and air conditioning systems.

    6.  Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

    7.  In no event shall Lessee bring into the Office/Warehouse Complex inflammables. such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office/Warehouse Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

    8.  Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

    9.  Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office/Warehouse Complex or its desirability as an office/ warehouse complex for office/warehouse use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

    10. The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose; provided Lessee may install an oven and range solely for the use of Lessee's employees.

    11. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

    12. Unless expressly permitted by Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Lessor shall be made for any door. If more than two keys for one lock are desired by Lessee, Lessor may provide the same upon payment by Lessee. Upon termination of this Lease or of Lessee's possession, Lessee shall surrender all keys of the Premises and shall explain to Lessor all combination locks on safes, cabinets and vaults.

    13. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

    14. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags. coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

    15. Lessee shall not overload any utilities serving the Premises.

    16. No bicycle or other vehicle, and no dog or other animal shall be allowed in the Office/Warehouse Complex; provided, however, fork lift trucks are permitted so long as the use thereof does not adversely affect the floor of the Premises and so long as Lessee complies with all laws and regulations relating to their use, such as clean air regulations.

    17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes. Lessee shall be responsible for any damage to the Office/Warehouse Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

    18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the Premises or the Office/ Warehouse Complex in which they are located, or to the other tenants or occupants of said Office/ Warehouse Complex. Lessee shall be responsible for any damage to the Office/Warehouse Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

    19. Canvassing, soliciting, and peddling in or about the Office/Warehouse Complex is prohibited and each Lessee shall cooperate to prevent the same.

    20. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee's associates, employees, agents, clerks, servants, invitees and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor's assigns, agents, clerks, servants, and visitors.

    21. Lessor shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same.

    22. Lessor shall have the right to enter the Premises at hours convenient to Lessee for the purpose of exhibiting the same to prospective tenants within the one hundred twenty (120) day period prior to the expiration of this Lease, and may place signs advertising the Premises for rent on the exterior of said Premises at any time within said one hundred twenty (120) day period.

    23. Lessee, its servants, employees, customers. invitees and guests shall, when using the common parking facilities, if any. in and around the Office/Warehouse Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

    24. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Office/Warehouse Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Office/Warehouse Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Office/Warehouse Complex of any person.

    25. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Office/Warehouse Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

    26. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in tart, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Office/Warehouse Complex.

Initials:
Lessor: /s/ MR
Lessee: /s/ RC

EXHIBIT C
RIDER TO OFFICE/WAREHOUSE LEASE

    ARTICLE XX.  LOCK BOX:  Lessor may from time to time designate a lock box collection agent for the collection of rents or other charges due Lessor. In such event, the payment made by Lessee to the lock box shall be deemed to have been made by Lessee as of the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Lessor of any breach by Lessee of any term, covenant or condition of this Lease nor a waiver of any of Lessor's rights or remedies and any payments of amounts other than that deemed due and proper by Lessor shall not prejudice Lessor in any manner nor constitute a waiver and Lessor shall hereby be authorized to retain the proceeds of any payments by Lessee, whether restrictively endorsed or otherwise, and apply same to the amounts due and payable from Lessee under this Lease without waiver.

    ARTICLE XXI.  PRIOR PROPOSALS:  All prior proposals between Lessor and Lessee in connection with this Lease are hereby terminated.

    ARTICLE XXII.  SEPARATE METERING OF UTILITIES:  Notwithstanding anything contained in Article II ("Additional Rent") hereof to the contrary, all electricity and gas used in or for the Premises shall be separately metered and paid for directly by Lessee upon receipt of invoice. Further, the cost of all electricity and gas used in and for all rentable areas of the Office/ Warehouse Complex shall not be included in "Operating Expenses"; provided, however, the cost of all other electricity and gas, including, but not limited to, electricity for building systems, building equipment and lighting for common areas, shall be included in "Operating Expenses." Lessee agrees to refrain from overloading the electrical system designed for the Premises. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

    Notwithstanding the foregoing, in the event that a utility to be separately metered is actually metered over an area other than only the Premises, Lessor shall make an appropriate equitable adjustment and Lessee shall pay its share as so equitably and reasonably determined by Lessor. Should any such allocation be or become unfair or unreasonable to Lessor or Lessee by reason of part of the Office/Warehouse Complex which is served by said utility meter being or becoming vacant or by reason of disproportionate use by the applicable tenants or the fact that part of the Office/Warehouse Complex which is served by such meter is being utilized at other than normal business hours or otherwise, Lessor may reasonably apportion such utility charges to Lessee and to other areas of the Office/Warehouse Complex served through such meter, which apportionment shall then become the basis for charges to be paid by Lessee.

    ARTICLE XXIII.  HAZARDOUS MATERIALS:  Lessee shall not bring any materials onto the Property or allow under its authority any materials to be brought onto the Property which are so-called "Hazardous Waste" or "Hazardous Materials" under federal or state environmental laws or which would subject Lessor or Lessee to liability for clean-up or other damages if such were spilled, released or disposed of (through storm sewers or otherwise) on the Property except for normal chemicals used in offices and manufacturing operations similar to Lessee's manufacturing operations provided same is kept in legal and proper containers. To the best of Lessor's knowledge, the Property does not currently contain any "Hazardous Waste" or "Hazardous Materials" as described above.

    Lessee shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

    Lessee shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required foi~ Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Lessee shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are solely the responsibility of Lessee. Upon expiration or earlier termination of this Lease, Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws. Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or in any Improvement situated on the Land, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Improvements on the Land without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest with respect thereto. In addition, at Lessor's request, Lessee shall remove all tanks or fixtures which contain or contained or are contaminated with Hazardous Materials.

    If Lessor has reason to believe that unauthorized Hazardous Materials may exist on or in respect to the Premises, or that Hazardous Materials may have been spilled or disposed of or treated or handled in violation of the provisions hereof, Lessor shall have the right to require Lessee to undertake and submit to Lessor an environmental audit from an environmental company reasonably acceptable to Lessor, which audit shall evidence Lessee's compliance with this provision. If such audit shows that Lessee is not in violation of the terms hereof, Lessor shall pay the reasonable cost of such audit. Lessor may, at its expense, commission an environmental audit of the Premises at any time after prior written notice to Lessee.

    ARTICLE XXIV.  TENANT IMPROVEMENTS:  Prior to commencement of the term, Lessor shall fit up the Premises with the Tenant Improvements indicated in the Outline Specifications attached hereto as Exhibit D and in accordance with the Plans attached hereto as Exhibit E. Lessee shall pay Lessor the sum of Two Hundred Ten Thousand Six Hundred and 00/100 Dollars ($210,600.00) upon substantial completion of such Tenant Improvements as Lessee's share of the cost of such improvements. In the event Lessee desires any Tenant Improvements having a price in excess of the Tenant Improvements set forth in the Outline Specifications and if Lessor agrees to install same, Lessee shall also pay such excess amount, in cash, upon substantial completion. Lessee shall have the responsibility to make any selections required by said Outline Plans and Specifications on or before June 15, 1996. Notwithstanding anything contained herein, Lessee shall be responsible for all of Lessor's increased costs or damages (including lost rent) arising out of any failure of Lessee to make such selections and reach agreement with Lessor as above required on or before June 15, 1996.

    Further. whether or not Lessee exercises its expansion rights granted in Article XXVIII hereof, as set forth in Exhibits D and E, Lessor agrees to provide an additional interior partition wall (front to back) for the Premises at Lessor's sole cost and expense. Lessee may remove same at any time during the term at Lessee's sole cost. Such wall shall be sheetrocked on the east side only. If Lessee elects a man door in such wall and additional sheetrock on the west side and paint on the west side, Lessee shall pay the extra cost thereof in the amount of $3,200. Such election shall be made on or before June 15, 1996.

    ARTICLE XXV.  SIGNAGE:  Provided Lessee receives all necessary governmental and quasi-governmental approvals therefor, Lessor shall allow Lessee to erect a sign on the exterior of the Office/Warehouse Complex. Such sign shall be Lessee's "name," shall be subordinate in size to Lessor's building designation sign and shall be subject to the reasonable approval of Lessor as to location, size, graphics, color(s), and style pursuant to Lessor's Tenant Sign Criteria, a copy of which is attached hereto as Exhibit F and made a part hereof. Lessee shall pay all costs of installation and maintenance of such sign and shall keep such sign in good condition, order and repair at its sole cost and expense, shall remove such sign prior to termination of the term of this Lease and shall repair and restore any damage to the Office/Warehouse Complex caused by such installation and/or removal. Any such sign shall be subject to the terms of any restrictive covenants recorded in connection with the Property and all applicable laws, ordinances and regulations.

    ARTICLE XXVI.  EARLY TERMINATION:  Lessee shall have the option to terminate this Lease effective September 15, 1999, provided Lessee notifies Lessor, in writing, of its election to terminate on or before June 15, 1999, and provided Lessee, along with such notice delivers to Lessor a certified check in the amount of One Hundred Eight Thousand and 00/100 Dollars ($108,000.00) as and for an early cancellation fee. Further, in the event Lessee has exercised its expansion rights granted in accordance with Article XXVIII hereof, such early cancellation fee shall be increased to One Hundred Thirty Thousand and 00/100 Dollars ($130,000.00).

    ARTICLE XXVII.  PARKING RIGHTS OF LESSEE:  Except as hereafter provided, Lessee shall have the right in common with other tenants to have the use for its employees and invitees of 60 parking spaces at the front of the Office/Warehouse Complex and 10 parking spaces on the east side of the Office/Warehouse Complex and 40 parking spaces at the rear of the Office/Warehouse Complex in the common parking facilities and truck court area contiguous to the Premises (exclusive of "handicapped" stalls which shall be open for all those legally permitted to use same) at the Office/Warehouse Complex, such use to be in common with the other tenants in the Office/Warehouse Complex. Lessor reserves the right (and at Lessee's request agrees) to designate areas of the appurtenant common parking facilities where Lessee, its agents, employees and invitees shall park in such number of spaces and in such locations as described on Exhibit H attached hereto and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant, its invitees, employees, agents and customers to abide by Lessor's designations or restrictions. If Lessor so designates Lessee's parking area, Lessee shall thereupon have the right to use such one hundred ten (110) designated parking spaces as the exclusive parking spaces to be used by Lessee, its agents and employees. Lessee, its agents, employees and invitees shall not use more (in absolute numbers) of the common parking facilities at the Office/Warehouse Complex than Lessee could use if Lessor made the designations permitted herein. Notwithstanding anything contained in this Lease to the contrary, all costs and expenses of such special parking control, signs in connection therewith, and costs of any enforcement shall be an Operating Expense pursuant to the provisions of Article II hereof. Lessee shall pay all reasonable costs and expenses in connection with signs or traffic control devices for Lessee's exclusively designated parking area

    Lessee, its employees and invitees shall not park in the reserved space area for Supervalu/Planmark designated on Exhibit I attached hereto. Further, Lessee shall not modify or alter the Premises in any manner which would require (according to laws, ordinances or regulation) that more parking spaces be provided in respect to the Premises than are required in connection with a fit-up of the Premises in accordance with the Tenant Improvements indicated in the Outline Specifications attached hereto as Exhibit D and in accordance with the Plans attached hereto as Exhibit E in the event the Expansion Space is not added to the Premises but including fit-up in accordance with the Tenant Improvements indicated on the Exhibit G Specifications if the Expansion Space is added to the Premises pursuant to Article XXVIII hereof. Further, Lessee shall not utilize, without Lessor's consent, more than 110 parking spaces at the Office/Warehouse Complex except such number shall be escalated by 15 parking spaces in the front and 20 parking spaces in the back of the building in the event Lessee adds the Expansion Space to the Premises pursuant to Article XXVIII hereof.

    ARTICLE XXVIII.  OPTION TO EXPAND:  Lessee shall have an option to expand the Premises effective September 15, 1996 into the approximately 12,832 square foot space indicated on Exhibit A as the "Expansion Space. In the event Lessee needs such additional expansion space in the Office/Warehouse Complex, Lessee shall notify Lessor on or before July 31, 1996, that Lessee exercises its rights to such Expansion Space. In the event Lessee so notifies Lessor, Lessor shall deliver to Lessee an amendment of this Lease adding the Expansion Space to the Premises demised hereunder. Additional Base Rent shall be payable for the Expansion Space in the amount of Fifty-seven Thousand Seven Hundred Forty-four and 00/100 Dollars ($57,744.00) per annum, payable monthly, in advance, in equal installments of Four Thousand Eight Hundred Twelve and 00/100 Dollars ($4,812.00), and the "percents" for Lessee's Pro Rata Share of Excess Real Estate Taxes and for Lessee's Pro Rata Share of Excess Operating Expenses shall each be escalated by six and 29/lOOths percent (6.29%). In the event Lessee exercises its expansion rights herein, Lessor shall fit up the Expansion Space with the Tenant Improvements indicated on the Specifications attached hereto as Exhibit 0 and Lessee shall pay Lessor the amount of Thirty-eight Thousand Five Hundred and 00/100 Dollars ($38,500.00) upon substantial completion of such Exhibit 0 Tenant Improvements as its share of the costs of such improvements. Further, in the event Lessee elects to have Lessor provide an additional man door and to have the west side of the demising wall sheetrocked and painted, Lessee shall pay an additional Three Thousand Two Hundred and 00/100 Dollars ($3,200.00) to Lessor upon substantial completion of such Tenant Improvements. Lessee shall execute and redeliver to Lessor the appropriate amendment of Lease promptly after receipt and so as not to delay any tenant improvements.

    ARTICLE XXIX.  SECURITY DEPOSIT:  At any time that Lessee's net worth falls below $10,000,000 as determined in accordance with generally accepted principles of accounting and/or pursuant to the financial statements or certificates provided to Lessor pursuant to Article XXXIV hereof, Lessee shall deposit with Lessor the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) as and for a security deposit for the full and faithful performance by Lessee of each and every term, covenant and condition of this Lease. In the event that Lessee defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of any rentals or other charges or items to be paid or provided for by Lessee, Lessor may use, apply or retain the whole or any part of the security so deposited for the payment of any such rentals in default or for any other sum which Lessor may expend or be required to expend by reason of Lessee's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after reentry by Lessor. Lessee shall not be entitled to any interest on the security deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon application of any part of the deposit by Lessor as provided herein, Lessee shall pay to Lessor on demand the amount so applied in order to restore the security deposit to its original amount. Any application of the deposit by Lessor shall not be deemed to have cured Lessee's default by reason of which the application is made.

    In the event of a bona fide sale of the building of which the Premises are a part, Lessor shall have the right to transfer such security deposit to its vendee for the benefit of Lessee and thereafter Lessor shall be released of all liability for the return of such deposit and Lessee agrees to look to said vendee for the return of its security deposit. It is agreed that this provision shall apply to every transfer or assignment made of the security deposit to any new landlord. Such security deposit, if any, shall not be assigned or encumbered by Lessee. It is expressly understood that the reentry of the Premises by Lessor for any default on the part of Lessee prior to such expiration of the term of this Lease shall not be deemed a termination of this Lease so as to entitle Lessee to recover the security deposit, and the security deposit shall be retained and remain in the possession of Lessor until the end of the term of this Lease.

    Actions by Lessor against Lessee for breach of this Lease shall in no way be limited or restricted by the amount of this security deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies which Lessor may have.

    ARTICLE XXX.  OPTION TO EXTEND:  Lessee shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for one (1) period of two (2) years, on the following terms and conditions and subject to the limitations hereinafter set forth, such two (2) year extension period being in this Lease sometimes referred to as the "Renewal Term."

  (a)
  That at the time hereinafter set forth for the exercise of the renewal option, this Lease shall be in full force and effect and Lessee shall not be in default in the performance of any of the terms, covenants and conditions herein contained in respect to a matter as to which notice of default has been given hereunder which has not been remedied within the time limited in this Lease, but Lessor shall have the right, at its sole discretion, to waive the non-default conditions herein.

  (b)
  That the Renewal Term shall be upon the same terms, covenants and conditions as in this Lease provided; provided, however, the annual Base Rent for the Renewal Term shall be the fair market Base Rent rate for such space on the date such Renewal Term shall commence in relation to comparable (in quality and location) space located in the Minneapolis-St. Paul metropolitan area. The fair market Base Rent for the Premises shall be determined as of the date six (6) months prior to commencement of the Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree at least five (5) months prior to commencement of the Renewal Term upon the fair market Base Rent of the Premises, the amount of the fair market Base Rent of the Premises shall be determined by arbitration in accordance with the provisions of Article XXXI hereof. The fair market Base Rent of the Premises shall be based upon the highest and best use of the Premises; provided, however, the non-office areas of the Premises (production and warehouse areas) shall be based on the market rate for non-air-conditioned warehouse space only. The rate for the office areas shall be based upon market rates for office areas. In no event shall the Base Rent of the Premises for the Renewal Term be either less than the Base Rent rate payable nor more than 120% of the Base Rent rate payable (absent temporary abatements) by Lessee immediately prior to commencement of the Renewal Term.

  (c)
  That Lessee shall exercise its rights to extend the term of this Lease for the Renewal Term by notifying Lessor, in writing, of its election to exercise the right to renew and extend the term of this Lease no later than the date six (6) months prior to the expiration of the initial term of this Lease. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises for such Renewal Term. In the event that Lessor and Lessee fail to agree within the thirty (30) day time period set forth in this subparagraph (c), the fair market Base Rent of the Premises for such Renewal Term shall be determined by Arbitration in the manner set forth in Article XXXI ("Arbitration") hereof. However, such arbitrators shall be directed to determine the fair market Base Rent for the Premises as above provided and in determining the same said appraisers shall be instructed to make said appraisal independently, without consulting with each other. Any determination by arbitration or any agreement reached by the parties hereto with respect to such fair market Base Rent and resulting Base Rent of the Premises for such Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

    ARTICLE XXXI.  ARBITRATION:  Any disagreement, dispute or determination required by or arising under the provisions of Article XXX this Lease requiring arbitration shall be carried on and concluded in accordance with the provisions of paragraphs (a) and (b) hereof.

  (a)
  In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine fair market Base Rent, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Minneapolis-St. Paul metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested.

  (b)
  The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within twenty (20) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within ten (10) days thereafter, select a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Hennepin. State of Minnesota, upon ten (10) days prior written notice to the other party of such intent. The arbitrators so selected shall have all rights and powers conferred on them by the Uniform Arbitration Act of the state in which the Premises are situated, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Act. Upon an established date at an established time, all three (3) arbitrators shall simultaneously submit their determinations as to fair market Base Rent, such determinations to be submitted in sealed envelopes and to be opened jointly by Lessor and Lessee. The fair market Base Rent for the Renewal Term shall be determined by averaging the two (2) arbitrators' fair market Base Rent determinations which are closest in amount to each other (or if one appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged).

    ARTICLE XXXII.  EARLY OCCUPANCY:  Lessee shall have the right to enter the Premises before the commencement date but no earlier than September 1, 1996, solely for the purposes of installing equipment and furniture and wiring same; provided, however, said early occupancy shall be allowed only if Lessee complies with the following requirements:

  1.
  Lessee is subject to all the terms, conditions, and covenants of this Lease, including specifically Article IX ("Insurance") hereof, except for the obligations under Articles I and II hereof as to the payment of Base Rent and Additional Rent, until such rent commences pursuant to the other provisions herein.

  2.
  Lessee shall be obligated to pay for all electricity and gas charges reasonably allocated by Lessor to Lessee's usage (in excess of the usage of Lessor and its contractors, if any) commencing at the date of entry upon the Premises.

  3.
  Lessee agrees that it shall not in any way interfere with Lessor's ongoing tenant improvement work in the Premises, if any; in the event Lessee does interfere, any delay caused by said interference shall excuse Lessor's delivery of the Premises as required in this Lease for a period equal to the period of delay caused by Lessee and Lessee shall pay Lessor all of its reasonable costs arising out of delay including lost rents.

    ARTICLE XXXIII.  CERTIFICATE OF OCCUPANCY:  In the event a Certificate of Occupancy for the initially demised Premises and the Expansion Space, if added to the Premises pursuant to Article XXVIII hereof, has not been issued on or before October 4, 1996, Lessee may. by written notice to Lessor given on or before October 5, 1996, delay commencement of the term of this Lease until January 1, 1997. In such event, the expiration date of the term shall be extended to December 31, 2002. Further, the date September 15, 1999 for early termination set forth in Article XXVI hereof shall be amended to December 31, 1999, and the date June 15, 1999 set forth in said Article XXVI for Lessee's notice shall be amended to October 1, 1999, and the date September 15, 1996 set forth in Article XXVIII shall be amended to January 1, 1997.

    ARTICLE XXXIV.  FINANCIAL STATEMENTS:  Upon request by Lessor, Lessee shall allow Lessor and its mortgage lender in respect to the Office/Warehouse Complex and any bona fide intended lender or bona tide intended purchaser of the Office/ Warehouse Complex to review its most recent audited financial statements and its most recent year-to-date unaudited financial statements including, but not limited to, its balance sheet, statement of income, notes to its financial statements and the certification of its auditor as to the annual statements and a certification of its chief financial officer as to any interim statements. Said statements shall include a minimum of the prior three (3) years audited balance sheets and income statements including such notes to financial statements. Upon Lessor's request, such financial statements shall be provided for inspection from time to time at the offices of Lessee in the Minneapolis-St. Paul metropolitan area. Such statements shall be kept confidential by any such parties reviewing same and copies may not be taken from Lessee's office. Such parties may use such information solely in connection with actions and decisions under and in respect to this Lease. Further, from time to time, upon request by Lessor, Lessee shall deliver to Lessor a certificate of its chief financial officer as to the net worth of Lessee as of the last fiscal quarter of Lessee as determined in accordance with generally accepted accounting principles and in accordance with the principles consistently applied by Lessee in connection with its accounting.

    ARTICLE XXXV.  KEYS:  At Lessee's request, Lessor shall not retain keys to the Premises; provided, however, if forced entry is deemed reasonably appropriate in connection with an emergency or perceived emergency, Lessee, notwithstanding any other provision in this Lease, shall pay all costs to repair any damages to doors or windows in order to access the Premises.

    ARTICLE XXXVI.  ENTRY BY LESSOR:  Lessor's right of entry reserved herein shall only be exercised when necessary in the reasonable judgment of Lessor. Lessor shall perform its repair or other operations in the Premises with all due diligence and care and, in connection therewith, shall use reasonable effort to interfere with the business of Lessee as little as reasonably possible under the circumstances; provided, however, nothing herein shall require Lessor to perform any necessary work during other than normal business hours. Lessor shall give Lessee reasonable notice, written or oral, in the event Lessor intends to enter the Premises for purposes of inspection, repair, maintenance or alterations of the Office/Warehouse Complex or the Premises, but in no event shall more than twenty-four (24) hours notice be required and no notice shall be required in the event of an emergency.

    ARTICLE XXXVII.  LESSOR'S DEFAULT:  Notwithstanding anything contained in this Lease to the contrary relating to the obligation of Lessor to make repairs, in the event Lessor fails to make repairs to the Office/Warehouse Complex which are Lessor's responsibility herein (and which Lessor is required to do) within a reasonable time after notice by Lessee under the circumstances, but only if in connection therewith Lessee's property or their employees are under threat of damage or injury, Lessee may, at its option, upon telephonic or written notice to Lessor, make the minimum necessary repairs so as to avoid such threat of damage to Lessee's property and in such event Lessee shall invoice Lessor for the reasonable costs thereof and Lessor shall reimburse Lessee therefor within thirty (30) days of presentation of invoice and copies of all bills and invoices in connection therewith. If Lessor fails to make such reimbursement as above required, Lessee may offset against rents the amounts due and payable by Lessor to Lessee pursuant to this paragraph. Nothing herein shall require Lessor to make repairs or pay for repairs of improvements installed by Lessee, nor if the threat to Lessees property arises out of casualty or condemnation and Lessor is in the process of making a decision as to whether to repair or terminate the Lease as allowed under the terms of this Lease. Notwithstanding the above, no rent may be offset unless Lessee deposits into escrow reasonably satisfactory to Lessor in the amount of disputed rent or offset rent. Interest on the escrow shall become a part of the deposit but shall be taxable to Lessee. In no event shall more than an amount equal to ten percent (10%) of the then applicable monthly Base Rent be escrowed or offset in any one month. No offset shall be allowed against any amounts payable by Lessee to Lessor except Base Rent, as limited above.

    ARTICLE XXXVIII.  ACCESS OF COMPETITORS:  If Lessor desires to bring representatives of proposed tenants into the Premises for inspection purposes, Lessor, prior to entry, shall identify the representatives, their job title and function with the proposed tenant and the purpose of the visit to the Premises. In the event that such representative is a representative of a competitor of Lessee and is knowledgeable concerning the processes carried on by Lessee in the Premises, Lessor shall not bring such person through the Premises. Lessee shall have the sole right to determine whether such person is a knowledgeable representative of a competitor.

    ARTICLE XXXIX.  MITIGATION:  In the event Lessor terminates this Lease or is entitled to and secures possession of the Premises by reason of default by Lessee, Lessor shall use reasonable efforts under the circumstances to relet the space; provided, however, Lessor may lease or refrain from leasing as Lessor deems appropriate, using the same standards as Lessor would use when leasing similar space (assuming Lessor had all ownership and financial risk as to such similar space). Further, in the event of a default or breach of this Lease by either party, the other party shall use all reasonable effort under the circumstances to mitigate any damages for which the breaching party might be responsible. Lessor shall in no event be required to lease the Premises or any part thereof in competition with or in preference to other space in the Office Complex or in other buildings owned by Lessor or its affiliates.

Initials:
Lessor: /s/ MR
Lessee: /s/ RC

EXHIBIT D

OUTLINE SPECIFICATIONS

FOR THE

DESIGN AND CONSTRUCTION

FOR AN

OFFICE/WAREHOUSE

TENANT IMPROVEMENT

FOR

FARGO ELECTRONICS, INC.

Prepared by:
OPUS CORPORATION June 5, 1996
Initials:
Lessee: /s/ MR

Lessor: /s/ RC

1.  GENERAL REQUIREMENTS

1.1.
Intent: This specification outlines the scope of work for the design and construction of an approximate 57,744 sq. ft. office/ warehouse leasehold buildout for Fargo Electronics at Flying Cloud Business Center. Buildout shall include approximately 6,970 sq. ft. (to be determined) of office space and 50,774 sq. ft. of warehouse space. Contractor shall furnish labor, materials, equipment and supervision necessary for the execution and completion of the work outlined in this document. Additional general requirements shall be as outlined in the lease documents.

2.  INTERIOR FINISHES

2.1
Interior Finish: Office area and toilet room build-out to be provided under the office finish allowance, in accordance with building standard finishes as specified herein.

2.2.
Office Floor: The typical floor finish in the office shall be carpet. Carpet shall be 22 ounce loop and 28 ounce cut pile glued directly to the concrete slab.

  Ceramic floor tile shall be unglazed 1"xl" cushion edge as manufactured by American Olean Mosaic, or equal. All tile work shall be thinset and be grouted with natural colored grout. Ceramic tile floors shall be provided in the toilet rooms. One (1) set of toilet rooms per code is included in the above allowance.

  Quarry tile floor shall be provided at the main entry vestibule. Quarry tile shall be equal to Murray Tile's Canyon Red 6"x 6" units.

  Vinyl Composition Tile shall be 12"x12"x3/32" thick as manufactured by Kentile, or equal. Vinyl composition tile shall be installed at the lunchroom.

2.3.
Walls: Unless indicated otherwise, Contractor shall construct all interior partitions with one layer of 5/8" gypsum wall board applied to each side of 25 gauge metal stud framing members spaced at 24" o.c. One (1) tenant demising wall, extending front to back, from floor to roof deck is included and will be located at Lessees direction. Said demising wall shall be sheetrocked, taped, and painted on one side. Perimeter office walls shall receive 1 1/2" framing and 5/8" gypsum board to above the ceiling grid.

  All interior office and warehouse walls shall be finished with 2 coats of flat latex paint. All toilet room plumbing wet walls shall be finished with 5'-10" high ceramic tile wainscot. Ceramic wall tile shall be glazed 4"x4" nominal size standard grade as manufactured by American Olean Mosaic, or equal.

  All interior columns occurring within finished areas shall be finished the same as the adjacent wall.

2.4.
Base Materials: Vinyl base shall be 4" coved. Vinyl base shall be provided at gypsum board partitions. Ceramic tile base and quarry tile base shall have coved profile at floor and shall be provided at the toilet rooms and entry vestibule.

2.5.
Ceilings: Acoustic ceiling tile shall be 2' × 4' building standard. All wall trim and column trim shall match the white painted metal exposed suspension grid system. The ceiling grid system shall run continuous unless broken by full height or fire-rated partitions.

  Sheetrock ceilings, taped and painted, at the three storage rooms; security.

  Warehouse ceiling and structure to be painted.

  Office area ceiling heights shall be 9'-0".

2.6.
Acoustic Control: 2 1/2" acoustical batt wall insulation shall be provided at the tenant demising wall and toilet room walls. All electrical and mechanical devices located in these walls shall be staggered and acoustic insulation carried behind all devices for a continuous sound barrier.

3.  DOORS. FRAMES AND HARDWARE

3.1.
Wood Doors: Interior office doors shall be 3'-0" × 6'-8", solid core, with a stained, sealed, and varnished plain sliced Red Oak veneer.

3.2.
Hollow Metal Doors and Frames: All frames for doors shall be painted hollow metal. All interior office door frames to include 18" sidelites.

3.3.
Finish Hardware: All door hardware shall be commercial grade, lever handle hardware. A complete keying system allowing doors to be keyed alike shall be provided as part of the office allowance.

4.  TOILET PARTITIONS AND ACCESSORIES

  All toilet partitions shall be metal, with a baked-on enamel finish. Each toilet partition door shall be furnished with a chrome latch, coat hook, and rubber bumper. Handicapped toilet stalls shall be provided with grab bars as required by code. A tissue dispenser shall be provided for each toilet stall, with a sanitary napkin disposal at each women's toilet stall.

  Each toilet room shall be provided with mirrors above the lavatories, soap dispensers at each lavatory, and one (1) paper towel cabinet

5.  DOCK EQUIPMENT AND OVERHEAD DOORS

  A minimum of four (4) 8' × 10' dock doors shall be provided. Included are two electrical operators, wall mounted. Four (4) dock seals, as manufactured by Rite-Hite, will be provided.

  Four existing overhead doors shall be insulated, sheetrocked, taped, and painted per the Tenant direction.

6.  CUSTOM MILLWORK

6.1.
Millwork: All millwork for the office area will be provided as part of the office finish allowance.

7.  SPECIALTIES

7.1.
Window Blinds: Aluminum, horizontal mini blinds shall be provided at all exterior windows.

7.2.
Fire Extinguishers: Fire extinguishers and cabinets shall be provided as required by code.

7.3.
Entry Vestibule: An enclosed entry vestibule shall be provided at the main office entry as part of the office finish allowance. An aluminum and glass door shall be provided at the interior of the vestibule entering the Reception and a wood door set in a hollow metal frame entering the Lunchroom.

7.4
Additional Exterior Glazing: Included in the east wall elevation of the building will be an additional 16 l.f. of window systems typical to the south wall elevation.

7.5
Patio: Included is a concrete patio at the east entry to the building large enough for the client to place two picnic tables.

7.6.
American Disabilities Act: All areas of the Building shall be designed to comply with the requirements for handicap access as prescribed by the American Disabilities Act.

8.  MECHANICAL

8.1.
Plumbing: Contractor shall design and install a complete plumbing system consisting of sanitary waste and vent piping system, hot and cold water piping and commercial quality fixtures equal to American Standard or Kohler. Water closets shall be floor set, tank type. Lavatories shall be vanity mounted.

  Two sets of toilet rooms will be provided per the plan as part of the office finish allowance.

  Approximately 400 lineal feet of copper compressed air piping shall be provided.

  Floor drains shall be provided in each toilet room. Floor drains shall be Josam, Smith, Wade, Zurn, or equal.

  All hot and cold water piping. except for cold water piping below grade, shall be insulated. Connections shall be made to the base building systems. Stop valves shall be provided at each fixture. Isolating valves shall be provided in the supply lines to each set of toilet rooms. Electric hot water heaters shall be utilized to supply water to lavatories at 105°F.

8.2.
Heating, Ventilating and Air Conditioning: The office HVAC system shall consist of gas fired heating and electric cooling rooftop units and will be provided as part of the office finish allowance.

  Air shall be distributed to the various zones by means of overhead supply air ductwork and ceiling registers and diffusers equal to Titus, Carnes or Tuttle and Bailey, with proper consideration given to the windows and doors.

  The system shall be designed to be capable of maintaining 72° F. D.B. at -16° F. outside temperature during the winter and 78° F.D.B. at 92° F. D.B. and 73° F. coincident W.B. outside temperatures during the summer; per State of Minnesota Energy Code.

  A total of 90 ton of air conditioning shall be provided in production and warehouse areas by means of gas fired rooftop heating and air conditioning units.

  Lock boxes will be furnish and installed at all thermostat locations in the office and the warehouse (approximately 15).

  Exhaust systems shall be provided for the toilet rooms as required by code.

8.3.
Fire Protection System: The ESFR automatic fire protection sprinkler system shall be modified as necessary to accommodate the suite layout.

  Conventional chrome plated, semi-recessed sprinkler heads shall be provided for the office areas and other finished spaces, and existing ESFR sprinkler heads shall be furnished in the warehouse area as part of the office finish allowance.

9.  ELECTRICAL

9.1.
Power Distribution: Contractor shall design and install a complete suite power distribution system for the office area power and lighting; production/distribution area lighting; and HVAC electrical requirements. The electrical installation shall be complete from the transformer to power and lighting panels, switches, and/or circuit breakers throughout the building to supply heating, ventilating, air conditioning, lighting, convenience outlets, and the other items of this specification. Electrical lighting and power distribution for the office area will be provided as part of the office finish allowance.

  A total of thirty (30) 120 volt, 20 amp power cord drops, (20) 220 volt 30 amp power cord drops, two (2) dedicated battery charger outlets, power to an owner supplied compressor, and grounding of the structure shall be provided. A total of (15) 120 volt, 2O amp power cord drops are included for shipping, receiving, and engineering. Included is one 220 volt 3 phase 4 amp outlet and one 220 volt single phase 15 amp outlet; for the heat shrink wrapper.

9.2.
Lighting: In general the lighting systems shall be as follows:

  Office Fixtures: Provide 2' × 4' lay-in fluorescent fixtures with 4" parabolic lens. Fixtures shall be provided at a rate of one (1) fixture per 80 sq. ft. of space. Individual switches shall be provided at each room.

  Warehouse Fixtures (41,344 sf): Provide 400 watt, high bay, metal halide fixtures. Fixtures shall be provided at a rate of one (1) fixture per 625 sq. ft. for a lighting level of approximately 25 foot candles. Switching of the warehouse lights shall be provided at the electrical panel. Provided will be the rough-in/circuitry for future high density lighting; approximately 30 potential fixtures adjacent to the Production Area.

  Production Area Fixtures (10,000 sf): Provide 400 watt, high bay, metal halide fixtures. Fixtures shall be provided at a rate of one (1) fixture per 250 sq. ft. for a lighting level of approximately 80 foot candles. Switching of the production lights shall be provided at the electrical panel.

  Shipping/Receiving Area Fixtures (approximately 6,400 s.f.): Provide 400 watt, high bay, metal halide fixtures. Fixtures shall be provided at a rate of one (1) fixture per 300 sq. ft. for a lighting level of approximately 60 foot candles. Switching of the shipping/ receiving lights shall be provided at the electrical panel.:

  Exit Light Fixtures: Provide where required by code.

  Supplemental Egress Fixture: Provide incandescent heads powered by battery packs as required by code.

10.  ALLOWANCES

10.1
Office Finish Allowance: Construction of the office area, lunchroom, and toilet rooms shall be provided on an allowance basis. An allowance of $184,705 is included to finish 6,970 square feet.
10.2
Warehouse/Production Area Floor: An allowance of $.55 per square foot is included for the application of a sealer. Application to be specified by Fargo Electronics.

1.1  ITEMS NOT INCLUDED

  The following items shall be specifically excluded from Contractor's proposal:

11.1.	Furniture and office furnishings including demountable or landscape office partitioning and plaza furniture.
11.2.	Draperies, vending machines, refrigerator, television and microwave oven(s).
11.3.	Fire alarm, security systems, lightning protection, cable trays and underfloor electrical duct systems over and above code requirements.
11.5.	Furnishing, moving, handling, wiring or connection of Owner furnished equipment (compactors, computers, CRT's, computer peripherals, conveyors, shelving etc.)
11.6.	Humidification or dehumidification systems.
11.7.	Air compressor.
11.8.	Lockers.

END OF OUTLINE SPECIFICATIONS.

[Omitted—exhibit E—layout of office space]

EXHIBIT F

    The building sign criteria for Flying Cloud Business Centre shall be as per this Exhibit. It is the Tenant's responsibility to provide all Tenant signage unless specified.

I.  FRONT OF BUILDING—EXTERIOR SIGN

A.
Main Tenant Identification Signs—Exterior
1.
All exterior front of building Tenant identification signs shall be limited in location to the colored accent band above the main entry glass line. See Attachment A for single entrances and Attachment Al for shared entrances for details.

2.
Tenants shall use 18-inch high upper case letters. With individual entrances, signage shall be centered vertically within the band and centered horizontally over Tenant entry doorway/sidelight per Attachment A. With shared entrances, signage shall be centered vertically within the band and aligned with the respective edge of the vertical band associated with Tenant's entrance per Attachment Al.

3.
The total Width of letters shall not exceed the length of the painted accent band directly above Tenant's portion of main entrance.

4.
Letter face shall be of 3/16" Plexiglas, with matching edge trim to match building roof edge trim. The letter edge depth shall be 1 1/4" (plus or minus 1/16"). The face recess shall be 1/4". The lettering style shall be Avant Garde.

5.
Variances from this sign criteria and company logos are not acceptable without written notice of exception by the landlord.

6.
Method of attaching letters to the building shall conform to Attachment 2.

Initials
Lessor /s/ MR
Lessee /s/ RC
B.
Front Doors—Exterior/Interior
1.
Exterior Front Doors

a.
Individual address numbers are provided by the landlord on the main glass entrance door. Graphics shall be 4 inches high 3M, pressure-sensitive vinyl, which match Building roof edge trim, heat removable, Avant Garde type style, applied first surface. Numbers shall be centered on the door with the top of the letter 4" below the top of the glass. See Attachment B for details.

b.
Individual suite numbers are assigned by the Landlord.

2.
Interior Front Doors

a.
The name of the business and suite number are provided by the landlord and will appear on the interior vestibule door. Graphics shall be in all upper case letters, 4" address, 2 1/2" name, 3M, pressure-sensitive vinyl, which match Building roof edge trim, heat removable, Avant Garde type style, applied first surface. See Attachment 3.

II.  TRUCK COURT DOORS—EXTERIOR/INTERIOR SIGNS

A.
Exterior Service Door

1.
Tenant provides graphics applied directly to door: 4" address, 2 1/2" Tenant name of 3M, pressure-sensitive vinyl, to match Building roof edge trim, heat removable, Avant Garde type style, applied first surface. The first Tenant shall place its name and numbers at top of door, see Attachment 3. A maximum of two (2) Tenants per door. All copy to be upper case.

B.
Interior Vestibule Service Door
1.
Graphics shall be identical with front interior door per door per I. B. 2.a.

C.
Overhead Doors
1.
Owner may provide 12" high Avant Garde style letter/numeral centered over each overhead door painted to match building roof edge trim.

III.  PROHIBITED SIGNS

A.
Prohibited Signs
1.
Signs on glass visible from exterior, except as identified in this criteria.

2.
Roof top signs

3.
Freestanding signs other than the project identification sign and appropriately authorized real estate signs(s).

4.
The use of electrical components that flash, illuminate, revolve, rotate, or make noise.

5.
Auxiliary signage, including banners.

6.
Parking space signage without approval of the Owner, 3 square feet maximum.

IV.  APPROVAL PROCESS

A.
Three copies of a sign layout drawing must be submitted by Tenant to the building Owner. Approval must be granted in writing by the building Owner prior to signage installation.

B.
Tenant is responsible for all permits required by the City.

V.  MISCELLANEOUS

A.
Tenant is responsible for cost of sign removal upon vacating the space.

B.
Tenant may solicit bids from sign manufacturers of its selection.

[Omitted—diagrams of leased space]

1.  GENERAL REQUIREMENTS

1.1.
Intent: This specification outlines the scope of work for the design and construction of an approximate 12,832 sq. ft. warehouse expansion leasehold buildout for Fargo Electronics at Flying Cloud Business Center. Contractor shall furnish labor, materials, equipment and supervision necessary for the execution and completion of the work outlined in this document. Additional general requirements shall be as outlined in the lease documents.

2.  INTERIOR FINISHES

2.1.
Walls: Contractor shall construct one (1) tenant demising wall extending from floor to roof deck above with one layer of 5/8" gypsum wall board applied to one side of 25 gauge metal stud framing members spaced at 24" o.c. All warehouse walls shall be finished with 2 coats of flat latex paint.

2.2.
Ceilings: Warehouse ceiling and structure to be painted.

3.  DOORS. FRAMES AND HARDWARE

3.1.
Wood Doors: Included is one 3'-0" × 6'-8", solid core wood door, stained, sealed, and varnished plain sliced Red Oak veneer.

3.2.
Hollow Metal Doors and Frames: Included is one painted hollow metal door frame.

3.3.
Finish Hardware: The door hardware shall be commercial grade, lever handle hardware; lockset.

4.  DOCK EOUIPMENT AND OVERHEAD DOORS

  8' x 10' dock doors shall be provided; as shown on the base building drawing.

5.  SPECIALTIES

5.1.
Window Blinds: Aluminum, horizontal mini blinds shall be provided at all exterior windows.

5.2.
Fire Extinguishers: Fire extinguishers and cabinets shall be provided as required by code.

5.3.
American Disabilities Act: All areas of the Building shall be designed to comply with the requirements for handicap access as prescribed by the American Disabilities Act.

6.  MECHANICAL

6.1
Plumbing: Contractor shall design and install a plumbing rough-in consisting of sanitary waste.

6.2.
Heating, Ventilating and Air Conditioning: Air conditioning shall be provided in the warehouse expansion area by means of gas fired rooftop heating and air conditioning units. This expansion space to be separately metered.

6.3.
Fire Protection System: The ESFR automatic fire protection sprinkler system shall be modified as necessary to accommodate the warehouse expansion area.

7.  ELECTRICAL

7.1
Power Distribution: Contractor shall design and install a complete power distribution system for the warehouse lighting and HVAC electrical requirements. The electrical installation shall be complete from the transformer to power and lighting panels, switches, and/or circuit breakers throughout the building to: supply heating, ventilating, air conditioning, lighting, convenience outlets, etc. This expansion space to be separately metered.

7.2.
Lighting: Warehouse Fixtures (12,832 sf): Provide 400 watt, high bay, metal halide fixtures. Fixtures shall be provided at a rate of one (1) fixture per 625 sq. ft. for a lighting level of approximately 25 foot candles. Switching of the warehouse lights shall be provided at the electrical panel.

  Exit Light Fixtures: Provide where required by code.

  Supplemental Egress Fixture: Provide incandescent heads powered by battery packs as required by code.

8.  ALLOWANCES

8.1
Warehouse/Production Area Floor: An allowance of $.55 per square foot is included for the application of a urethane sealer in the warehouse area.

9.  ITEMS NOT INCLUDED

  The following items shall be specifically excluded from Contractor's proposal:

9.1
Furniture and office furnishings including demountable or landscape office partitioning and plaza furniture.

9.2.
Draperies, vending machines, refrigerator, television and microwave oven(s).

9.3.
Fire alarm, security systems, lightning protection. cable trays and underfloor electrical duct systems over and above code requirements.

9.4.
Central timeclock and music, telephone systems, or other internal communications system.

9.5.
Furnishing, moving, handling, wiring or connection of Owner furnished equipment (compactors, computers, CRT's, computer peripherals, conveyors, shelving etc.)

9.6.
Humidification or dehumidification systems.

9.7.
Air compressor.

9.8.
Lockers.

END OF OUTLINE SPECIFICATIONS

[Omitted—Exhibit H—description of available parking spaces; Exhibit I—description of reserved parking spaces.]

6/11/96
6/18/96

AMENDMENT TO LEASE

    THIS AMENDMENT TO LEASE is made as of the 10th day of June, 1996, by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company (hereinafter referred to as "Lessor"), and FARGO ELECTRONICS, INC., a Minnesota corporation (hereinafter referred to as "Lessee").

WITNESSETH:

    WHEREAS, Lessor and Lessee entered into that certain Office/Warehouse Lease dated June 10, 1996, relating to premises in Flying Cloud Business Centre located at 6601 Flying Cloud Drive, Eden Prairie, Minnesota 55344 (hereinafter called the "Lease"); and

    WHEREAS, the parties desire to modify the terms and provisions set forth in said Lease.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    1.  Article XXXIII ("Certificate of Occupancy") of the Lease shall be modified in its entirety to read as follows:

  "ARTICLE XXXIII. CERT1FICATE OF OCCUPANCY: In the event a Certificate of Occupancy for the initially demised Premises and the Expansion Space, if added to the Premises pursuant to Article XXVIII hereof, has not been issued on or before October 4, 1996, Lessee may, by written notice to Lessor given on or before October 5, 1996, delay commencement of the term of this Lease until January 1, 1997. In such event, the expiration date of the term shall be extended to December 31, 2001, and the date September 15, 1999 for early termination set forth in Article XXVI hereof shall be amended to December 31, 1999, and the date June 15, 1999 set forth in said Article XXVI for Lessee's notice shall be amended to October 1, 1999, and the date September 15, 1996 set forth in Article XXVIII shall be amended to January 1, 1997."

    2.  The first sentence of Article XXVII ("Parking Rights of Lessee") shall be amended in its entirety to read as follows:

  "Except as hereafter provided, Lessee shall have the right in common with other tenants to have the use for its employees and invitees of 67 parking spaces at the front of the Office/Warehouse Complex and 43 parking spaces at the rear of the Office/Warehouse Complex in the common parking facilities and truck court area contiguous to the Premises (exclusive of "handicapped" stalls which shall be open for all those legally permitted to use same) at the Office/Warehouse Complex, such use to be in common with the other tenants in the Office/Warehouse Complex."

    3.  Exhibit H attached to the Lease is hereby deleted in its entirety and Exhibit H attached hereto is substituted for such Exhibit H.

    4.  Except as modified herein, the terms and conditions of the Lease shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

OPUS NORTHWEST, L.L.C. (LESSOR)			FARGO ELECTRONICS, INC. (LESSEE)
By:	/s/ JAMES B. HELLER		By:	/s/ ROBERT CUMMINS

	Its:	V.P. Gen. Mgr.		Its:	President

SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE

    THIS SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE is made this 29th day of August, 1996, by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company, hereinafter referred to as "Lessor," and FARGO ELECTRONICS, INC., a Minnesota corporation, hereinafter referred to as "Lessee."

WITNESSETH THAT:

    WHEREAS, Lessor and Lessee entered into that certain Office/Warehouse Lease dated June 10, 1996, as amended by Amendment to Lease dated as of June 10, 1996, concerning certain Premises in the Office/Warehouse Complex known and described as Flying Cloud Business Centre located at 6601 Flying Cloud Drive, Eden Prairie, MN 55344 (hereinafter referred to as the "Lease"); and

    WHEREAS, Lessee has notified Lessor that Lessee desires to expand the Premises in accordance with Article XXVIII of Exhibit C to the Lease and the parties desire to amend the Lease accordingly.

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.  The Premises shall be expanded effective September 15, 1996 to include the approximately 12,832 square foot space indicated on Exhibit A to the Lease as the "Expansion Space." All terms and conditions shall apply to the Expansion Space except Base Rent shall be increased by $57,744.00 per annum, payable monthly, in advance, in equal installments of $4,812.00 to Three Hundred Forty-Eight Thousand Nine Hundred Fifty-Seven and 00/100 Dollars ($348,957.00) per annum, payable monthly, in advance, in equal installments of Twenty-Nine Thousand Seventy-Nine and 75/100 Dollars ($29,079.75), and the "percents" for Lessee's Pro Rata Share of Excess Real Estate Taxes and for Lessee's Pro Rata Share of Excess Operating Expenses shall each be escalated by six and 29/100ths percent (6.29%) to thirty-four and 6/10ths percent (34.6%).

    2.  Lessor shall fit up the Expansion Space with the Tenant Improvements indicated on the Specifications attached to the Lease as Exhibit 6. Further, Lessee has elected to have Lessor provide an additional man door referred to in Article XXVIII for the additional sum of $500.00 but not to have the west side of the demising wall sheetrocked and painted in accordance with said Article XXVIII, and therefore, the amount payable by Lessee to Lessor upon substantial completion of such Tenant Improvements to be installed by Lessor is Thirty-Nine Thousand and 00/100 Dollars ($39,000.00).

    3.  Except as amended herein, all other terms and conditions of the Lease shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Office/ Warehouse Lease as of the day and year first above written.

OPUS NORTHWEST, L.L.C. (Lessor)
By:	/s/ MARK RAUENHORST

	Its:	President

FARGO ELECTRONICS, INC. (Lessee)
By:	/s/ ROBERT CUMMINS

	Its:	President